The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated July 31, 2023

August 2023 Registration Statement No. 333-265158 Pricing Supplement dated August , 2023 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Unlike conventional debt securities, the securities do not guarantee the payment of interest or any return of principal at maturity. Instead, the securities offer the opportunity for investors to receive a contingent quarterly payment equal to at least 2.75% of the stated principal amount (the actual contingent quarterly payment will be determined on the pricing date) with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than 70% of its initial underlier value, which we refer to as a coupon barrier level, on any scheduled trading day during that determination period. In addition, if the closing price of each underlier is greater than or equal to its initial underlier value on any determination period-end date (other than the final determination date), beginning February 2, 2024, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if on any determination period-end date the closing price of any underlier is less than its initial underlier value, the securities will not be redeemed. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to 60% of its initial underlier value, which we refer to as a downside threshold level, the payment at maturity due on the securities will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 60% of the stated principal amount and could be zero. Because all payments on the securities are based on the worst performing of the underliers, a decline in the closing price of any underlier below its coupon barrier level on any scheduled trading day during most or all of the determination periods will result in few or no contingent quarterly payments, and a decline in the closing price of any underlier below its downside threshold level on the final determination date will result in a significant loss of your investment, in each case, even if the other underliers appreciate or have not declined as much. The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to potentially receive contingent quarterly payments at an above-market rate, subject to automatic early redemption. Investors will not participate in any appreciation of any underlier even though investors will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

SUMMARY TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	Common stock of General Dynamics Corporation, common stock of Lockheed Martin Corporation, common stock of Northrop Grumman Corporation and common stock of RTX Corporation (each an “underlier” and together the “underliers”)
	Underlier issuer	Bloomberg ticker	Initial underlier value(1)*	Coupon barrier level(2)*	Downside threshold level(3)*
	General Dynamics Corporation	GD UN
	Lockheed Martin Corporation	LMT UN
	Northrop Grumman Corporation	NOC UN
	RTX Corporation	RTX UN

(1) With respect to each underlier, the closing price of that underlier on the pricing date

(2) With respect to each underlier, 70% of its initial underlier value (rounded to three decimal places)

(3) With respect to each underlier, 60% of its initial underlier value (rounded to three decimal places)

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date†:	August 2, 2023
Original issue date†:	August 7, 2023
Maturity date*†:	August 6, 2026
Contingent quarterly payment:

•  If a coupon barrier event has not occurred during a determination period, we will pay a contingent quarterly payment of at least $27.50 (at least 2.75% of the stated principal amount) per security on the related contingent payment date with respect to that determination period. The actual contingent quarterly payment will be determined on the pricing date.

•  If a coupon barrier event has occurred during a determination period, no contingent quarterly payment will be made with respect to that determination period.

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•    If the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) stated principal amount plus (ii) any contingent quarterly payment otherwise due

•    If the final underlier value of any underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of more than 40%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$	$	$	$
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $903.60 and $933.60 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 23, 2022	Prospectus Supplement dated June 27, 2022

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Terms continued from previous page:
Coupon barrier event:

A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than its coupon barrier level on any scheduled trading day for that underlier during that determination period.

Notwithstanding the foregoing, if a market disruption event occurs with respect to an underlier on any scheduled trading day for that underlier during a determination period (other than a determination period-end date), the closing price of that underlier on that day will be disregarded for purposes of determining whether a coupon barrier event has occurred with respect to that determination period. For the avoidance of doubt, if any day during a determination period is a scheduled trading day for any underlier and no market disruption event occurs with respect to that underlier on that day, the calculation agent will observe the closing price of that underlier on that day for purposes of determining whether a contingent quarterly payment is payable, even if that day is not a scheduled trading day for any other underlier or a market disruption event has occurred with respect to any other underlier on that day.

Automatic early redemption:	The securities will not be redeemed prior to the February 2, 2024 determination period-end date. If, on any determination period-end date (other than the final determination date), beginning February 2, 2024, the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the contingent payment date immediately following that determination period-end date. The securities will not be redeemed early if the closing price of any underlier is less than its initial underlier value on the related determination period-end date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.
Final underlier value*:	With respect to each underlier, the closing price of that underlier on the final determination date
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Determination periods:	The first determination period will consist of each day from but excluding the pricing date to and including the first determination period-end date. Each subsequent determination period will consist of each day from but excluding a determination period-end date to and including the next following determination period-end date.
Determination period-end dates†:

November 2, 2023**, February 2, 2024, May 2, 2024, August 2, 2024, November 4, 2024, February 3, 2025, May 2, 2025, August 4, 2025, November 3, 2025, February 2, 2026, May 4, 2026 and August 3, 2026. We also refer to the final determination period-end date, August 3, 2026, as the final determination date.

** The securities are not subject to automatic early redemption until the second determination period-end date, which is February 2, 2024.

Contingent payment dates†:	November 7, 2023, February 7, 2024, May 7, 2024, August 7, 2024, November 7, 2024, February 6, 2025, May 7, 2025, August 7, 2025, November 6, 2025, February 5, 2026, May 7, 2026 and the maturity date
Closing price*:	With respect to each underlier, closing price has the meaning set forth under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06745MY44 / US06745MY447
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	In the case of certain corporate events related to an underlier, the calculation agent may adjust any variable, including but not limited to, that underlier and the initial underlier value, final underlier value, downside threshold level and closing price of that underlier, if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that underlier. The calculation agent may accelerate the maturity date upon the occurrence of certain reorganization events and additional adjustment events. For more information, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.
†	Expected. In the event that we make any change to the pricing date or the original issue date, the determination period-end dates, the contingent payment dates and/or the maturity date may be changed so that the stated term of the securities remains the same. Each determination period-end date may be postponed if that determination period-end date is not a scheduled trading day with respect to any underlier or if a market disruption event occurs with respect to any underlier on that determination period-end date as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, a contingent payment date and/or the maturity date will be postponed if that day is not a business day or if the relevant determination period-end date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
Barclays Capital Inc.
August 2023	Page 2

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated May 23, 2022, as supplemented by the prospectus supplement dated June 27, 2022 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 23, 2022: http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm

▪	Prospectus supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

August 2023	Page 3

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

August 2023	Page 4

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

August 2023	Page 5

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities due August 6, 2026 Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to at least $27.50 (at least 2.75% of the stated principal amount), with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than 70% of its initial underlier value, which we refer to as a coupon barrier level, on any scheduled trading day during that determination period. The actual contingent quarterly payment will be determined on the pricing date. The closing price of at least one of the underliers could be below its coupon barrier level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities.

The securities will not be redeemed prior to the February 2, 2024 determination period-end date. If the closing price of each underlier is greater than or equal to its initial underlier value on any determination period-end date (other than the final determination date) after the initial six-month non-call period, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due. If the securities are automatically redeemed prior to maturity, investors will receive no further contingent quarterly payments. At maturity, if the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to 60% of its initial underlier value, which we refer to as a downside threshold level, the payment at maturity will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities have not previously been redeemed and the final underlier value of any underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 60% of the stated principal amount and could be zero. Investors in the securities must be willing and able to accept the risk of losing their entire initial investment based on the performance of the worst performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlier.

August 2023	Page 6

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Key Investment Rationale

The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to potentially receive contingent quarterly payments at an above-market rate, subject to automatic early redemption. The securities offer investors an opportunity to receive a contingent quarterly payment of at least $27.50 (at least 2.75% of the stated principal amount) with respect to each determination period if a coupon barrier event has not occurred during that determination period. The actual contingent quarterly payment will be determined on the pricing date. In addition, the following scenarios reflect the potential payment on the securities, if any, upon an automatic early redemption or at maturity:

Scenario 1

On any determination period-end date (other than the final determination date) after the initial six-month non-call period, the closing price of each underlier is greater than or equal to its initial underlier value.

▪     The securities will be automatically redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪     Investors will not participate in any appreciation of any underlier from its initial underlier value and will receive no further contingent quarterly payments.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪   The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪   Investors will not participate in any appreciation of any underlier from its initial underlier value.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level.

▪    The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 60% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value. For example, if the final underlier value of the worst performing underlier is 55% less than its initial underlier value, the securities will pay $450.00 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. Investors will lose a significant portion and may lose all of their principal in this scenario.

August 2023	Page 7

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Selected Purchase Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, and you are willing and able to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You understand that a coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than its coupon barrier level on any scheduled trading day during that determination period, and you are willing and able to accept the risk that, if a coupon barrier event occurs during a determination period, you will not receive any contingent quarterly payment for that determination period.

▪	You understand that the closing price of any underlier could be below its coupon barrier level on any scheduled trading day during most or all of the determination periods, and you are willing and able to accept the risk that, if it is, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You are willing and able to forgo participation in any appreciation of any underlier, and you understand that any return on your investment will be limited to the contingent quarterly payments that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the underliers, nor will you have any voting rights with respect to the underliers.

▪	You are willing and able to accept the risk that the securities may be automatically redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You are unwilling or unable to accept the risk that, if the closing price of any underlier is less than its coupon barrier level on any scheduled trading day during a determination period, a coupon barrier event will occur with respect to that determination period and you will not receive any contingent quarterly payment for that determination period.

▪	You are unwilling or unable to accept that, if the closing price of any underlier is below its coupon barrier level on any scheduled trading day during most or all of the determination periods, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You seek exposure to any upside performance of the underliers or you seek an investment with a return that is not limited to the contingent quarterly payments that may be payable on the securities.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the underliers.

▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to scheduled maturity.

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Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the appropriateness of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus and the prospectus supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the securities for investment.

August 2023	Page 9

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on the closing price of each underlier on the scheduled trading days during the determination periods and on the final determination date.

Diagram #1: Determination Periods Prior to the Final Determination Period

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an automatic early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: $100.00
Hypothetical Coupon Barrier Levels:	With respect to each underlier: $70.000, which is 70% of its hypothetical initial underlier value
Hypothetical Downside Threshold Levels:	With respect to each underlier: $60.000, which is 60% of its hypothetical initial underlier value
Hypothetical Contingent Quarterly Payment:	$27.50 (2.75% of the stated principal amount). The actual contingent quarterly payment will be set on the pricing date and will be at least 2.75% of the stated principal amount.
Stated Principal Amount:	$1,000 per security

* Terms used for purposes of these hypothetical examples may not represent the actual initial underlier values, coupon barrier levels, downside threshold levels or contingent quarterly payment applicable to the securities. In particular, the hypothetical initial underlier value of $100.00 for each underlier used in these examples has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value for any underlier. Please see “General Dynamics Corporation Overview,” “Lockheed Martin Corporation Overview,” “Northrop Grumman Corporation Overview” and “RTX Corporation Overview” below for recent actual values of the underliers. The actual initial underlier values, coupon barrier levels, downside threshold levels and contingent quarterly payment applicable to the securities will be determined on the pricing date.

The examples below are based on the worst performing underlier during each determination period and on the final determination date, and assume that no market disruption event occurs with respect to any underlier during the term of the securities. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing price of any underlier will be on any scheduled trading day during any determination period. For purposes of the examples below, the “worst performing underlier” on any scheduled trading day during each determination period or on the final determination date will be the underlier with the largest percentage decline from its initial underlier value to its closing price on that scheduled trading day or the final determination date, as applicable.

In Examples 1 and 2, the closing price of each underlier is greater than or equal to its hypothetical initial underlier value of $100.00 on one of the determination period-end dates after the initial six-month non-call period and prior to the final determination date (the actual initial underlier values will be determined on the pricing date). Because the closing price of each underlier is greater than or equal to its initial underlier value on one of the determination period-end dates after the initial six-month non-call period and prior to the final determination date, the securities are automatically redeemed following the relevant determination period-end date. In Examples 3 and 4, the closing price of at least one of the underliers on the determination period-end dates after the initial six-month non-call period and prior to the final determination date is less than its initial underlier value, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

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Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Example 1
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$50.00	Yes	$105.00	$0	N/A
#2	$85.00	No	$120.00	—*	$1,027.50
#3	N/A	N/A	N/A	N/A	N/A
#4	N/A	N/A	N/A	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A
#7 to #11	N/A	N/A	N/A	N/A	N/A
Final Determination Period	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

* If the securities are automatically redeemed, the early redemption payment will include any contingent quarterly payment otherwise due.

In Example 1, the securities are automatically redeemed following the second determination period, as the closing price of each underlier on the second determination period-end date is greater than or equal to its initial underlier value, and the second determination period-end date is the first determination period-end date on which the securities are subject to automatic early redemption. As a coupon barrier event did not occur during the related determination period, the early redemption payment you receive following the second determination period will include the contingent quarterly payment due with respect to that determination period, and the early redemption payment will be calculated as follows:

stated principal amount + contingent quarterly payment = $1,000 + $27.50 = $1,027.50

In this example, the automatic early redemption feature limits the term of your investment to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Even though each underlier has appreciated above its initial underlier value on the first determination period-end date, the securities are not automatically redeemed, as the securities will not be redeemed prior to the second determination period-end date. Further, although the worst performing underlier has appreciated from its initial underlier value as of the second determination period-end date, upon automatic early redemption you receive only $1,027.50 per security and do not benefit from the appreciation of any underlier.

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Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

	Example 2
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$95.00	No	$95.00	$27.50	N/A
#2	$50.00	Yes	$65.00	$0	N/A
#3	$40.00	Yes	$55.00	$0	N/A
#4	$59.50	Yes	$79.50	$0	N/A
#5	$80.00	No	$95.00	$27.50	N/A
#6	$40.00	Yes	$105.00	—*	$1,000.00
#7 to #11	N/A	N/A	N/A	N/A	N/A
Final Determination Period	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A

* If the securities are automatically redeemed, the early redemption payment will include any contingent quarterly payment otherwise due.

In Example 2, the securities are automatically redeemed following the sixth determination period, as the closing price of each underlier on the sixth determination period-end date is greater than its initial underlier value. Because a coupon barrier event has not occurred during the first and fifth determination periods, you receive the contingent quarterly payment of $27.50 with respect to those determination periods. Because a coupon barrier event has occurred with respect to the sixth determination period, the early redemption payment you receive following the sixth determination period will not include any contingent quarterly payment with respect to that determination period, and the early redemption payment will be equal to the stated principal amount of $1,000. Moreover, because a coupon barrier event occurred with respect to the second, third and fourth determination periods, no contingent quarterly payment is made with respect to those determination periods.

In this example, the automatic early redemption feature limits the term of your investment to approximately 18 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

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Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worst performing underlier.

	Example 3
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	Yes	$85.00	$0	N/A
#2	$55.00	Yes	$90.00	$0	N/A
#3	$50.00	Yes	$80.00	$0	N/A
#4	$60.00	Yes	$75.00	$0	N/A
#5	$45.00	Yes	$45.00	$0	N/A
#6	$40.00	Yes	$40.00	$0	N/A
#7 to #11	Various (below coupon barrier level)	Yes	Various (below initial underlier value)	$0	N/A
Final Determination Period	$50.00	Yes	$50.00	$0	N/A
Payment at Maturity	$500.00

In Example 3, a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective coupon barrier levels. As indicated in this example, a coupon barrier event may occur during a determination period even if the closing price of the worst performing underlier on the determination period-end date for that determination period is greater than its coupon barrier level. In addition, because the final underlier value of the worst performing underlier is less than its downside threshold level, at maturity, you are fully exposed to the decline in the closing price of the worst performing underlier. Thus, investors will receive a cash payment at maturity that is significantly less than the stated principal amount per security, calculated as follows:

($1,000 × underlier performance factor of the worst performing underlier)

= $1,000 × (final underlier value of the worst performing underlier / initial underlier value of the worst performing underlier)

= $1,000 × ($50.00 / $100.00) = $500.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

August 2023	Page 14

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

	Example 4
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Hypothetical Closing Price of Worst Performing Underlier on Determination Period-End Date	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$65.00	Yes	$90.00	$0	N/A
#2	$55.00	Yes	$60.00	$0	N/A
#3	$50.00	Yes	$85.00	$0	N/A
#4	$60.00	Yes	$80.00	$0	N/A
#5	$45.00	Yes	$85.00	$0	N/A
#6	$40.00	Yes	$90.00	$0	N/A
#7 to #11	Various (below coupon barrier level)	Yes	Various (below initial underlier value)	$0	N/A
Final Determination Period	$50.00	Yes	$65.00	$0	N/A
Payment at Maturity	$1,000.00

In Example 4, a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments with respect to any determination period even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective coupon barrier levels. As indicated in this example, a coupon barrier event may occur during a determination period even if the closing price of the worst performing underlier on the determination period-end date for that determination period is greater than its coupon barrier level. In addition, the closing price of the worst performing underlier decreases to a final underlier value of $65.00. Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is still not less than its downside threshold level, you receive the stated principal amount at maturity. However, because a coupon barrier event has occurred during the final determination period, you will not receive a contingent quarterly payment with respect to the final determination period.

In this example, although the final underlier value of the worst performing underlier represents a decline of 35% from its initial underlier value, you receive the stated principal amount of $1,000 per security at maturity because the final underlier value of the worst performing underlier is not less than its downside threshold level.

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Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of any underlier is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly determination period if a coupon barrier event occurs on any scheduled trading day during that determination period with respect to any underlier. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a determination period only if a coupon barrier event has not occurred during that determination period. A coupon barrier event will occur if the closing price of any underlier is less than its coupon barrier level on any scheduled trading day during that determination period. If the closing price of at least one underlier is below its coupon barrier level on any scheduled trading day during a determination period (i.e., if a coupon barrier event has occurred during that determination period), you will not receive a contingent quarterly payment with respect to that determination period even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective coupon barrier levels and even if each underlier closes above its coupon barrier level on the determination period-end date for that determination period. Therefore, unless each underlier closes above its coupon barrier level on each scheduled trading day during a determination period, you will not receive any contingent quarterly payment for that determination period. The closing price of the worst performing underlier could be below its coupon barrier level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	You will not participate in any appreciation in the value of any underlier. You will not participate in any appreciation in the value of any underlier from its initial underlier value even though you will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination period during which a coupon barrier event has not occurred.

▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers. To receive a contingent quarterly payment with respect to a determination period, each underlier must close at or above its coupon barrier level on each scheduled trading day during that determination period. In addition, if the securities have not been automatically redeemed early and any underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worst performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With four underliers, it is more likely that any underlier will close below its coupon barrier level on any scheduled trading day during any determination period than if the securities were linked to only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments. In addition, because each underlier must close above its initial underlier value on a quarterly determination period-end date (other than the final determination date) after the initial six-month non-call period in order for the securities to be redeemed prior to maturity, the securities are less likely to be redeemed on any determination period-end date (other than the final determination date) after the initial six-month non-call period than if the securities were linked to just one underlier. Further, with four underliers, it is

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Principal at Risk Securities

more likely that any underlier will close below its downside threshold level on the final determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will suffer a significant loss on your investment.

▪	Automatic early redemption risk. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date.

▪	Any payment on the securities will be determined based on the closing prices of the underliers on the dates specified. Any payment on the securities will be determined based on the closing prices of the underliers on the dates specified. You will not benefit from any more favorable values of the underliers determined at any other time.

▪	Contingent repayment of principal applies only at maturity. You should be willing and able to hold the securities to maturity. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

▪	The securities are subject to volatility risk. Volatility is a measure of the degree of variation in the prices of the underliers over a period of time. The contingent quarterly payment is determined based on a number of factors, including the expected volatility of the underliers. The contingent quarterly payment is higher than the fixed rate that we would pay on a conventional debt security of the same tenor and is higher than it otherwise would be if the level of expected volatility of the underliers taken into account in determining the terms of the securities were lower. As volatility of an underlier increases, there will typically be a greater likelihood that (a) the closing price of that underlier will be less than its coupon barrier level during one or more determination periods and (b) the final underlier value of that underlier will be less than its downside threshold level.

Accordingly, you should understand that a higher contingent quarterly payment reflects, among other things, an indication of a greater likelihood that you will (a) not receive contingent quarterly payments with respect to one or more determination periods and/or (b) incur a loss of principal at maturity than would have been the case had the contingent quarterly payment been lower. In addition, actual volatility over the term of the securities may be significantly higher than the expected volatility at the time the terms of the securities were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive contingent quarterly payments and/or that you will lose a significant portion or all of your principal at maturity for the reasons described above.

▪	Investing in the securities is not equivalent to investing in any or all underliers. Investors in the securities will not own any or all underliers or have voting rights or rights to receive dividends or other distributions or any other rights with respect to any or all underliers.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

Risks Relating to the Issuer

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

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Principal at Risk Securities

Risks Relating to the Underliers

▪	No affiliation with the issuers of the underliers. The issuers of the underliers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the issuer of any underlier in connection with this offering.

▪	Single equity risk. The price of each underlier can rise or fall sharply due to factors specific to each underlier and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each underlier.

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the calculation agent determines have a diluting or concentrative effect on the theoretical value of an underlier. However, the calculation agent might not make such adjustments in response to all events that could affect an underlier. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Reorganization or other events could adversely affect the value of the securities or result in the securities being accelerated. Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of an underlier, the calculation agent will make adjustments to that underlier that may result in payments on the securities being based on the performance of shares, cash or other assets distributed to holders of the underlier upon the occurrence of such event or, in some cases, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent. Any of these actions could adversely affect the value of the relevant underlier and, consequently, the value of the securities. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated. However, if we elect not to accelerate the securities, the value of, and any amount payable on, the securities could be adversely affected, perhaps significantly. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or any underlier, or engaging in transactions in them, and any such action could adversely affect the value of that underlier. These legislative or regulatory actions could result in restrictions on the securities or the de-listing of any underlier. You may lose a significant portion or all of your initial investment in the securities if any underlier is de-listed or if you are forced to divest the securities due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the securities has declined. See “—Reorganization or other events could adversely affect the value of the securities or result in the securities being accelerated” above.

Risks Relating to Conflicts of Interest

▪	We may engage in business with or involving any issuer of any underlier without regard to your interests. We or our affiliates may presently or from time to time engage in business with any issuer of any underlier without regard to your interests and thus may acquire non-public information about any issuer of any underlier. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to any issuer of any underlier, which may or may not recommend that investors buy or hold any underlier.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier values and, as a result, the coupon barrier levels, which are the prices at or above which the respective underliers must close on each scheduled trading day during a determination period in order for you to receive a contingent quarterly payment with respect to that determination period or, if the securities are not redeemed prior to maturity, the downside threshold levels, which are the levels at or above which the respective underliers must close on the final determination date in order for you to avoid being exposed to the negative performance of the worst performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the underliers on any scheduled trading day during the determination periods, on any determination period-end date or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

August 2023	Page 18

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the securities. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the selected dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of an underlier is to be determined; determining whether to adjust any variable described herein in the case of certain corporate events related to an underlier that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that underlier; and determining whether to accelerate the maturity date upon the occurrence of certain reorganization events and additional adjustment events. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the closing price of any underlier has been, or is expected to be, below its coupon barrier level on any scheduled trading day during any determination period and whether the final underlier value of any underlier is expected to be below its downside threshold level;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

August 2023	Page 19

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the underliers and that may affect the final underlier values; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “General Dynamics Corporation Overview,” “Lockheed Martin Corporation Overview,” “Northrop Grumman Corporation Overview” and “RTX Corporation Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is expected to be lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

August 2023	Page 20

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

General Dynamics Corporation Overview

According to publicly available information, General Dynamics Corporation is an aerospace and defense company that specializes in design, engineering and manufacturing and offers a portfolio of products and services in business aviation, ship construction and repair, land combat vehicles, weapons systems and munitions and technology products and services.

Information filed by General Dynamics Corporation with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-03671. General Dynamics Corporation’s common stock is listed on the New York Stock Exchange under the ticker symbol “GD.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by General Dynamics Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to General Dynamics Corporation’s SEC file number provided above.

The summary information above regarding General Dynamics Corporation comes from General Dynamics Corporation’s SEC filings. You are urged to refer to the SEC filings made by General Dynamics Corporation and to other publicly available information (such as General Dynamics Corporation’s annual report) to obtain an understanding of General Dynamics Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Information about the common stock of General Dynamics Corporation as of market close on July 28, 2023:

Bloomberg Ticker Symbol:	GD UN	52 Week High:	$255.74
Current Closing Price:	$222.64	52 Week Low:	$204.18
52 Weeks Ago (7/29/2022):	$226.67

The following table sets forth the published high, low and period-end closing prices of the common stock of General Dynamics Corporation for each quarter for the period of January 2, 2018 through July 28, 2023. The associated graph shows the closing prices of the common stock of General Dynamics Corporation for each day in the same period. The closing price of the common stock of General Dynamics Corporation on July 28, 2023 was $222.64. We obtained the closing prices of the common stock of General Dynamics Corporation from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the common stock of General Dynamics Corporation should not be taken as an indication of future performance. Future performance of the common stock of General Dynamics Corporation may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of General Dynamics Corporation during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the common stock of General Dynamics Corporation will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of General Dynamics Corporation	High	Low	Period End
2018
First Quarter	$229.95	$200.49	$220.90
Second Quarter	$225.96	$185.89	$186.41
Third Quarter	$204.72	$187.37	$204.72
Fourth Quarter	$207.16	$148.21	$157.21
2019
First Quarter	$176.00	$153.37	$169.28
Second Quarter	$182.37	$160.82	$181.82
Third Quarter	$192.67	$176.77	$182.73
Fourth Quarter	$187.08	$173.54	$176.35
2020
First Quarter	$189.43	$106.60	$132.31
Second Quarter	$167.78	$121.73	$149.46
Third Quarter	$158.85	$136.51	$138.43
Fourth Quarter	$156.04	$131.32	$148.82
August 2023	Page 21

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Common Stock of General Dynamics Corporation	High	Low	Period End
2021
First Quarter	$183.30	$145.94	$181.56
Second Quarter	$194.82	$180.83	$188.26
Third Quarter	$204.40	$184.09	$196.03
Fourth Quarter	$209.52	$188.97	$208.47
2022
First Quarter	$247.29	$204.92	$241.18
Second Quarter	$247.69	$209.78	$221.25
Third Quarter	$243.69	$209.79	$212.17
Fourth Quarter	$255.74	$220.53	$248.11
2023
First Quarter	$248.69	$216.75	$228.21
Second Quarter	$232.36	$204.18	$215.15
Third Quarter (through July 28, 2023)	$222.78	$213.52	$222.64

General Dynamics Corporation common stock — daily closing prices* January 2, 2018 to July 28, 2023

* The dotted lines indicate a hypothetical coupon barrier level and a hypothetical downside threshold level of 70% and 60%, respectively, of the closing price of the common stock of General Dynamics Corporation on July 28, 2023. The actual coupon barrier level and downside threshold level will be equal to 70% and 60%, respectively, of the initial underlier value of the common stock of General Dynamics Corporation.

Past performance is not indicative of future results.

August 2023	Page 22

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Lockheed Martin Corporation Overview

According to publicly available information, Lockheed Martin Corporation is a security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of technology systems, products and services.

Information filed by Lockheed Martin Corporation with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-11437. Lockheed Martin Corporation’s common stock is listed on the New York Stock Exchange under the ticker symbol “LMT.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Lockheed Martin Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to Lockheed Martin Corporation’s SEC file number provided above.

The summary information above regarding Lockheed Martin Corporation comes from Lockheed Martin Corporation’s SEC filings. You are urged to refer to the SEC filings made by Lockheed Martin Corporation and to other publicly available information (such as Lockheed Martin Corporation’s annual report) to obtain an understanding of Lockheed Martin Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Information about the common stock of Lockheed Martin Corporation as of market close on July 28, 2023:

Bloomberg Ticker Symbol:	LMT UN	52 Week High:	$501.41
Current Closing Price:	$449.00	52 Week Low:	$386.29
52 Weeks Ago (7/29/2022):	$413.81

The following table sets forth the published high, low and period-end closing prices of the common stock of Lockheed Martin Corporation for each quarter for the period of January 2, 2018 through July 28, 2023. The associated graph shows the closing prices of the common stock of Lockheed Martin Corporation for each day in the same period. The closing price of the common stock of Lockheed Martin Corporation on July 28, 2023 was $449.00. We obtained the closing prices of the common stock of Lockheed Martin Corporation from Bloomberg, without independent verification. Historical performance of the common stock of Lockheed Martin Corporation should not be taken as an indication of future performance. Future performance of the common stock of Lockheed Martin Corporation may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of Lockheed Martin Corporation during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the common stock of Lockheed Martin Corporation will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of Lockheed Martin Corporation	High	Low	Period End
2018
First Quarter	$361.00	$318.54	$337.93
Second Quarter	$358.60	$294.78	$295.43
Third Quarter	$346.05	$299.12	$345.96
Fourth Quarter	$349.93	$245.22	$261.84
2019
First Quarter	$309.47	$258.08	$300.16
Second Quarter	$363.54	$297.27	$363.54
Third Quarter	$397.04	$356.21	$390.06
Fourth Quarter	$394.24	$370.73	$389.38
2020
First Quarter	$439.85	$276.80	$338.95
Second Quarter	$414.30	$338.52	$364.92
Third Quarter	$398.07	$339.96	$383.28
Fourth Quarter	$390.72	$347.92	$354.98
August 2023	Page 23

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Common Stock of Lockheed Martin Corporation	High	Low	Period End
2021
First Quarter	$372.79	$321.82	$369.50
Second Quarter	$394.10	$371.02	$378.35
Third Quarter	$383.48	$336.05	$345.10
Fourth Quarter	$376.33	$326.31	$355.41
2022
First Quarter	$466.15	$354.36	$441.40
Second Quarter	$469.19	$404.01	$429.96
Third Quarter	$441.59	$386.29	$386.29
Fourth Quarter	$496.23	$389.41	$486.49
2023
First Quarter	$481.97	$439.31	$472.73
Second Quarter	$501.41	$442.83	$460.38
Third Quarter (through July 28, 2023)	$469.97	$448.64	$449.00

Lockheed Martin Corporation common stock — daily closing prices* January 2, 2018 to July 28, 2023

* The dotted lines indicate a hypothetical coupon barrier level and a hypothetical downside threshold level of 70% and 60%, respectively, of the closing price of the common stock of Lockheed Martin Corporation on July 28, 2023. The actual coupon barrier level and downside threshold level will be equal to 70% and 60%, respectively, of the initial underlier value of the common stock of Lockheed Martin Corporation.

Past performance is not indicative of future results.

August 2023	Page 24

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Northrop Grumman Corporation Overview

According to publicly available information, Northrop Grumman Corporation is an aerospace and defense company that provides space systems, aircraft, missile defense, weapons and long-range fires capabilities, mission systems, networking and communications, strategic deterrence systems, and technologies, such as artificial intelligence and computing and cyber.

Information filed by Northrop Grumman Corporation with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-16411. Northrop Grumman Corporation’s common stock is listed on the New York Stock Exchange under the ticker symbol “NOC.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Northrop Grumman Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to Northrop Grumman Corporation’s SEC file number provided above.

The summary information above regarding Northrop Grumman Corporation comes from Northrop Grumman Corporation’s SEC filings. You are urged to refer to the SEC filings made by Northrop Grumman Corporation and to other publicly available information (such as Northrop Grumman Corporation’s annual report) to obtain an understanding of Northrop Grumman Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Information about the common stock of Northrop Grumman Corporation as of market close on July 28, 2023:

Bloomberg Ticker Symbol:	NOC UN	52 Week High:	$549.01
Current Closing Price:	$449.68	52 Week Low:	$433.51
52 Weeks Ago (7/29/2022):	$478.90

The following table sets forth the published high, low and period-end closing prices of the common stock of Northrop Grumman Corporation for each quarter for the period of January 2, 2018 through July 28, 2023. The associated graph shows the closing prices of the common stock of Northrop Grumman Corporation for each day in the same period. The closing price of the common stock of Northrop Grumman Corporation on July 28, 2023 was $449.68. We obtained the closing prices of the common stock of Northrop Grumman Corporation from Bloomberg, without independent verification. Historical performance of the common stock of Northrop Grumman Corporation should not be taken as an indication of future performance. Future performance of the common stock of Northrop Grumman Corporation may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of Northrop Grumman Corporation during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the common stock of Northrop Grumman Corporation will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of Northrop Grumman Corporation	High	Low	Period End
2018
First Quarter	$356.91	$305.24	$349.12
Second Quarter	$360.03	$306.59	$307.70
Third Quarter	$324.16	$291.32	$317.37
Fourth Quarter	$320.34	$226.23	$244.90
2019
First Quarter	$289.96	$239.92	$269.60
Second Quarter	$323.82	$266.76	$323.11
Third Quarter	$382.15	$318.54	$374.79
Fourth Quarter	$368.98	$337.85	$343.97
2020
First Quarter	$384.87	$269.86	$302.55
Second Quarter	$356.30	$301.75	$307.44
Third Quarter	$348.99	$285.95	$315.49
Fourth Quarter	$319.68	$289.82	$304.72
August 2023	Page 25

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Common Stock of Northrop Grumman Corporation	High	Low	Period End
2021
First Quarter	$323.64	$286.61	$323.64
Second Quarter	$377.51	$322.24	$363.43
Third Quarter	$371.82	$345.14	$360.15
Fourth Quarter	$406.62	$345.98	$387.07
2022
First Quarter	$477.95	$369.75	$447.22
Second Quarter	$492.06	$438.62	$478.57
Third Quarter	$496.46	$444.65	$470.32
Fourth Quarter	$549.01	$464.19	$545.61
2023
First Quarter	$540.33	$437.65	$461.72
Second Quarter	$479.47	$433.51	$455.80
Third Quarter (through July 28, 2023)	$460.75	$442.28	$449.68

Northrop Grumman Corporation common stock — daily closing prices* January 2, 2018 to July 28, 2023

* The dotted lines indicate a hypothetical coupon barrier level and a hypothetical downside threshold level of 70% and 60%, respectively, of the closing price of the common stock of Northrop Grumman Corporation on July 28, 2023. The actual coupon barrier level and downside threshold level will be equal to 70% and 60%, respectively, of the initial underlier value of the common stock of Northrop Grumman Corporation.

Past performance is not indicative of future results.

August 2023	Page 26

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

RTX Corporation Overview

According to publicly available information, RTX Corporation is an aerospace and defense company that provides systems and services for commercial, military and government customers.

Information filed by RTX Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00812. RTX Corporation’s common stock is listed on the New York Stock Exchange under the ticker symbol “RTX.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by RTX Corporation can be located on a website maintained by the SEC at http://www.sec.gov by reference to RTX Corporation’s SEC file number provided above.

The summary information above regarding RTX Corporation comes from RTX Corporation’s SEC filings. You are urged to refer to the SEC filings made by RTX Corporation and to other publicly available information (such as RTX Corporation’s annual report) to obtain an understanding of RTX Corporation’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Information about the common stock of RTX Corporation as of market close on July 28, 2023:

Bloomberg Ticker Symbol:	RTX UN	52 Week High:	$104.66
Current Closing Price:	$87.34	52 Week Low:	$81.00
52 Weeks Ago (7/29/2022):	$93.21

The following table sets forth the published high, low and period-end closing prices of the common stock of RTX Corporation for each quarter for the period of January 2, 2018 through July 28, 2023. The associated graph shows the closing prices of the common stock of RTX Corporation for each day in the same period. The closing price of the common stock of RTX Corporation on July 28, 2023 was $87.34. We obtained the closing prices of the common stock of RTX Corporation from Bloomberg, without independent verification. Historical performance of the common stock of RTX Corporation should not be taken as an indication of future performance. Future performance of the common stock of RTX Corporation may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of RTX Corporation during the term of the securities, including on any scheduled trading day during a determination period, on any determination period-end date or on the final determination date. We cannot give you assurance that the performance of the common stock of RTX Corporation will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of RTX Corporation	High	Low	Period End
2018
First Quarter	$81.58	$72.14	$74.21
Second Quarter	$75.60	$69.42	$73.75
Third Quarter	$83.80	$73.66	$82.46
Fourth Quarter	$83.43	$60.20	$62.80
2019
First Quarter	$76.02	$61.03	$76.02
Second Quarter	$84.11	$72.51	$76.79
Third Quarter	$81.44	$72.80	$80.52
Fourth Quarter	$88.89	$76.95	$88.33
2020
First Quarter	$92.50	$44.21	$55.64
Second Quarter	$74.16	$49.93	$61.62
Third Quarter	$64.29	$56.68	$57.54
Fourth Quarter	$74.48	$52.34	$71.51
August 2023	Page 27

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Common Stock of RTX Corporation	High	Low	Period End
2021
First Quarter	$79.57	$65.50	$77.27
Second Quarter	$89.45	$77.09	$85.31
Third Quarter	$88.62	$81.05	$85.96
Fourth Quarter	$91.86	$79.05	$86.06
2022
First Quarter	$102.73	$86.97	$99.07
Second Quarter	$104.97	$88.88	$96.11
Third Quarter	$97.02	$81.00	$81.86
Fourth Quarter	$101.01	$82.59	$100.92
2023
First Quarter	$102.46	$94.24	$97.93
Second Quarter	$104.66	$92.14	$97.96
Third Quarter (through July 28, 2023)	$98.39	$85.17	$87.34

RTX Corporation common stock — daily closing prices* January 2, 2018 to July 28, 2023

* The dotted lines indicate a hypothetical coupon barrier level and a hypothetical downside threshold level of 70% and 60%, respectively, of the closing price of the common stock of RTX Corporation on July 28, 2023. The actual coupon barrier level and downside threshold level will be equal to 70% and 60%, respectively, of the initial underlier value of the common stock of RTX Corporation.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

August 2023	Page 28

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination period-end date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend

August 2023	Page 29

Contingent Income Auto-Callable Securities due August 6, 2026

Based on the Value of the Worst Performing of the Common Stock of General Dynamics Corporation, the Common Stock of Lockheed Martin Corporation, the Common Stock of Northrop Grumman Corporation and the Common Stock of RTX Corporation

Principal at Risk Securities

on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.
Trustee:	The Bank of New York Mellon
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.

August 2023	Page 30